UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 30, 2006

HyperFeed Technologies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-13093	36-3131704
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

300 South Wacker Drive, Suite 300, Chicago, Illinois		60606
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	312-913-2800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

The information provided under Item 2.03 below is incorporated by reference under this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 30, 2006 HyperFeed Technologies, Inc ("HyperFeed") issued a Secured Convertible Promissory Note to PICO Holdings, Inc. ("PICO") in the amount of $10,000,000 at an interest rate of the prime rate plus 2.75% per annum compounded monthly. HyperFeed had previously borrowed $4,160,000 from PICO in a Promissory Note dated March 15, 2006. The principal and accrued and unpaid interest under said March 15, 2006 Promissory Note is included in the March 30, 2006 Secured Convertible Promissory Note, and the March 15, 2006 Promissory Note has been cancelled.

The March 30, 2006 Secured Convertible Promissory Note may be drawn upon from time to time by HyperFeed. PICO has the right at any time to convert the outstanding principal and the accrued and unpaid interest into common stock of HyperFeed at a conversion price equal to the lesser of 80% of the five-day moving average price per share on the date of PICO’s election to convert or 80% of $1.05. The principal and accrued and unpaid interest are payable to PICO on the date prior to the second anniversary of the March 30, 2006 Secured Convertible Promissory Note.

The Warrant accompanying the March 30, 2006 Secured Convertible Promissory Note gives PICO the right for three years to purchase 125,000 common shares of HyperFeed at a price of $1.05 per share.

PICO owns 80.1% of HyperFeed’s common stock.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable
(b) Not applicable
(c) Not applicable
(d) Exhibits

Exhibit 10.1 -- Secured Convertible Promissory Note dated March 30, 2006 and accompanying Warrant.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HyperFeed Technologies, Inc.

March 31, 2006	By:	Gemma Lahera

Name: Gemma Lahera
Title: Principal Accounting Officer

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Exhibit Index

Exhibit No.	Description

10.1	Secured Convertible Promissory Note dated March 30, 2006 and accompanying Warrant.